EXHIBIT (10)

[Letterhead]

                                                              March 12, 1998


Memorial Funds
Two Portland Square
Portland, Maine  04101

Dear Sir or Madam:

         We have acted as counsel for Memorial Funds, a Delaware business trust with transferable shares (the "Trust"), in connection with the organization of the Trust, the registration of the Trust under the Investment Company Act of 1940 (the "1940 Act") and the registration of an indefinite number of shares of beneficial interest of each of the Trust's series (each a "Fund") under the Securities Act of 1933.

         As counsel for the Trust, we have participated in the preparation of the Registration Statement on Form N-1A (the "Registration Statement") and the prospectuses contained therein (the "Prospectuses") relating to such shares and have examined and relied upon such records of the Trust and such other documents, including certificates as to factual matters, as we have deemed necessary to render the opinions expressed herein.

         Based on such examination, we are of the opinion that:

         1. The Trust has been duly organized and is validly existing as a business trust with transferable shares of the type commonly called a Delaware business trust.

         2. The Trust is authorized to issue an unlimited number of shares. The shares to be offered for sale by the Prospectuses (the "Shares") have been duly and validly authorized by all requisite action of the Trustees of the Trust and no action of the shareholders of the Trust is in connection therewith.

         3. When the Shares have been duly sold, issued and paid for as contemplated by the Prospectuses, they will be validly and legally issued, fully paid and non-assessable by the Trust.

         Our opinion above stated is expressed as members of the bar of the District of Columbia and the State of New York. This opinion does not extend to the securities or "blue sky" laws of any state.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Counsel" in the Statement of Additional Information of the Funds.

                                                     Very truly yours,

                                                     /s/ SEWARD & KISSEL

                                                     SEWARD & KISSEL